UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Kinder Morgan, Inc.

(Exact name of registrant as specified in its charter)

Delaware	80-0682103
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Depositary Shares, each representing a 1/20th interest in a share of 9.75% Series A Mandatory Convertible Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-207599

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Kinder Morgan, Inc. (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated October 26, 2015 (the “Prospectus Supplement”) to a prospectus dated October 26, 2015 (the “Prospectus”) contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-207599) (as amended, the “Registration Statement”), which Registration Statement was filed with the Commission on October 26, 2015, relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.                   Description of Registrant’s Securities to be Registered

The descriptions of the Depositary Shares and the underlying 9.75% Series A Mandatory Convertible Preferred Stock are contained in the sections captioned “Description of Mandatory Convertible Preferred Stock” and “Description of Depositary Shares” in the Prospectus Supplement and the sections captioned “Description of Capital Stock” and “Description of Depositary Shares” in the Prospectus. Such sections are incorporated herein by reference.

Item 2.                   Exhibits

Exhibit No.	Exhibit Description

3.1	Amended and Restated Certificate of Incorporation of Kinder Morgan, Inc. (filed as Exhibit 3.1 to Kinder Morgan, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015).

3.2

Amended and Restated Bylaws of Kinder Morgan, Inc., as amended by Amendment No. 1 to Amended and Restated Bylaws (filed as Exhibit 3.2 to Kinder Morgan, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014).

3.3	Certificate of Designations of 9.75% Series A Mandatory Convertible Preferred Stock (filed as Exhibit 3.1 to Kinder Morgan, Inc.’s Current Report on Form 8-K filed on October 30, 2015).

4.1	Shareholders Agreement among Kinder Morgan, Inc. and certain holders of common stock (filed as Exhibit 4.2 to Kinder Morgan, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011).

4.2

Amendment No. 1 to the Shareholders Agreement among Kinder Morgan, Inc. and certain holders of common stock (filed as Exhibit 4.3 Kinder Morgan, Inc.’s Current Report on Form 8-K filed on May 30, 2012).

4.3

Amendment No. 2 to the Shareholders Agreement among Kinder Morgan, Inc. and certain holders of common stock (filed as Exhibit 4.1 to Kinder Morgan, Inc.’s Current Report on Form 8-K filed on December 3, 2014).

4.4

Warrant Agreement, dated as of May 25, 2012, among Kinder Morgan, Inc., Computershare Trust Company, N.A. and Computershare Inc., as Warrant Agent (filed as Exhibit 4.1 to Kinder Morgan Inc.’s Current Report on Form 8-K filed on May 30, 2012).

4.5	Form of certificate for the 9.75% Series A Mandatory Convertible Preferred Stock (included as Exhibit A to Exhibit 3.3).

4.6

Deposit Agreement, dated as of October 30, 2015, among Kinder Morgan, Inc., Computershare Inc. and Computershare Trust Company, N.A., as joint depositary, on behalf of all holders from time to time of the depositary receipts issued thereunder (filed as Exhibit 4.2 to Kinder Morgan, Inc.’s Current Report on Form 8-K filed on October 30, 2015).

4.7	Form of Depositary Receipt for the Depositary Shares (included as Exhibit A to Exhibit 4.6).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Kinder Morgan, Inc.

By:	/s/ Kimberly A. Dang
	Name:	Kimberly A. Dang
	Title:	Vice President and Chief Financial Officer

Date: October 30, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Amended and Restated Certificate of Incorporation of Kinder Morgan, Inc. (filed as Exhibit 3.1 to Kinder Morgan, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015).

3.2

Amended and Restated Bylaws of Kinder Morgan, Inc., as amended by Amendment No. 1 to Amended and Restated Bylaws (filed as Exhibit 3.2 to Kinder Morgan, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014).

3.3	Certificate of Designations of 9.75% Series A Mandatory Convertible Preferred Stock (filed as Exhibit 3.1 to Kinder Morgan, Inc.’s Current Report on Form 8-K filed on October 30, 2015).

4.1	Shareholders Agreement among Kinder Morgan, Inc. and certain holders of common stock (filed as Exhibit 4.2 to Kinder Morgan, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011).

4.2

Amendment No. 1 to the Shareholders Agreement among Kinder Morgan, Inc. and certain holders of common stock (filed as Exhibit 4.3 Kinder Morgan, Inc.’s Current Report on Form 8-K filed on May 30, 2012).

4.3

Amendment No. 2 to the Shareholders Agreement among Kinder Morgan, Inc. and certain holders of common stock (filed as Exhibit 4.1 to Kinder Morgan, Inc.’s Current Report on Form 8-K filed on December 3, 2014).

4.4

Warrant Agreement, dated as of May 25, 2012, among Kinder Morgan, Inc., Computershare Trust Company, N.A. and Computershare Inc., as Warrant Agent (filed as Exhibit 4.1 to Kinder Morgan Inc.’s Current Report on Form 8-K filed on May 30, 2012).

4.5	Form of certificate for the 9.75% Series A Mandatory Convertible Preferred Stock (included as Exhibit A to Exhibit 3.3).

4.6

Deposit Agreement, dated as of October 30, 2015, among Kinder Morgan, Inc., Computershare Inc. and Computershare Trust Company, N.A., as joint depositary, on behalf of all holders from time to time of the depositary receipts issued thereunder (filed as Exhibit 4.2 to Kinder Morgan, Inc.’s Current Report on Form 8-K filed on October 30, 2015).

4.7	Form of Depositary Receipt for the Depositary Shares (included as Exhibit A to Exhibit 4.6).